As filed with the Securities and Exchange Commission on September 18, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITY SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0334803
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 3rd Street

San Francisco, California 94103

(Address of principal executive offices, including zip code)

Unity Software Inc. 2019 Stock Plan

Unity Software Inc. 2009 Stock Plan

(Full title of the plan)

John Riccitiello

President and Chief Executive Officer

Unity Software Inc.

30 3rd Street

San Francisco, California 94103

(415) 539-3162

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rachel Proffitt Jon Avina Jonie Kondracki Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000	Ruth Ann Keene Nora Go Unity Software Inc. 30 3rd Street San Francisco, California 94103 (415) 539-3162

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.000005 par value per share(3)	3,087,213	$52.00	$160,535,076	$20,838

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the stock option awards set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the initial public offering price of the Registrant’s common stock of $52.00 per share as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-248255), as amended, declared effective on September 17, 2020.

(3)

Represents (i) 55,934 shares of common stock under the Unity Software Inc. 2019 Stock Plan (the “2019 Plan”) and (ii) 3,031,279 shares of common stock under the Unity Software Inc. 2009 Stock Plan (the “2009 Plan,” together with the 2019 Plan, the “Plans”), in each case issued to certain current and former employees, consultants and a former member of the board of directors of the Registrant upon exercise of stock option awards.

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of common stock (the “Shares”) of Unity Software Inc. (“us”, “we” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current and former employees, consultants and a former member of the board of directors of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

UNITY SOFTWARE INC.

3,087,213 Shares of Common Stock

This prospectus relates to 3,087,213 shares of common stock, par value $0.000005 per share (the “Shares”), of Unity Software Inc., which may be offered from time to time by certain stockholders that are our current or former employees, consultants and a former member of our board of directors (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to our employee benefit plans.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our common stock has been approved for listing on the New York Stock Exchange (“NYSE”) under the symbol “U.” The initial public offering price of our common stock pursuant to our Registration Statement on Form S-1, as amended, declared effective on September 17, 2020, was $52.00 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2020

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

The Unity design logos, “Unity” and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Unity Software Inc. or its affiliates. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners.

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” “Unity,” and “Unity Technologies” refer to Unity Software Inc. and its consolidated subsidiaries.

i

THE COMPANY

Unity Software Inc.

Unity is the world’s leading platform for creating and operating interactive, real-time 3D content.

Our platform provides a comprehensive set of software solutions to create, run and monetize interactive, real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices. As of June 30, 2020, we had approximately 1.5 million monthly active creators in over 190 countries and territories worldwide. The applications developed by these creators were downloaded over three billion times per month in 2019 on over 1.5 billion unique devices.

Our platform consists of two distinct, but connected and synergistic, sets of solutions: Create Solutions and Operate Solutions. Our Create Solutions are used by content creators—developers, artists, designers, engineers and architects—to create interactive, real-time 2D and 3D content. Content can be created once and deployed to more than 20 platforms, including Windows, Mac, iOS, Android, PlayStation, Xbox, Nintendo Switch, and the leading augmented and virtual reality platforms, among others. Our Operate Solutions offer customers the ability to grow and engage their end-user base, as well as run and monetize their content with the goal of optimizing end-user acquisition and operational costs while increasing the lifetime value of their end-users.

Corporate Information

Our principal executive offices are located at 30 3rd Street, San Francisco, California 94103, and our telephone number is (415) 539-3162. We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (JOBS Act), and therefore we are subject to reduced public company reporting requirements.

Our website address is www.unity.com. The information on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

An investment in shares of our common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-248255), filed with the Securities and Exchange Commission on September 16, 2020, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our common stock.

Risks Related to Ownership of Our Common Stock

Our stock price may be volatile, and the value of our common stock may decline.

The market price of our common stock may be highly volatile and may fluctuate or decline substantially as a result of a variety of factors, some of which are beyond our control, including:

•	actual or anticipated fluctuations in our financial condition or results of operations;

•	variance in our financial performance from expectations of securities analysts;

•	changes in the pricing of the solutions on our platform;

•	changes in our projected operating and financial results;

•	changes in laws or regulations applicable to our platform;

•	announcements by us or our competitors of significant business developments, acquisitions or new offerings;

•	sales of shares of our common stock by us or our shareholders;

•	significant data breaches, disruptions to or other incidents involving our platform;

•	our involvement in litigation;

•	conditions or developments affecting the gaming industry;

•	future sales of our common stock by us or our stockholders, as well as the anticipation of lock-up releases;

•	changes in senior management or key personnel;

•	the trading volume of our common stock;

•	changes in the anticipated future size and growth rate of our market;

•	general economic and market conditions; and

•	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our common stock. In addition, technology stocks have historically experienced high levels of volatility. In the past, companies who have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

Future sales of our common stock in the public market could cause the market price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Many of our existing equity holders have substantial unrecognized gains on the value of the equity they hold, and therefore, they may take steps to sell their shares or otherwise secure the unrecognized gains on those shares. We are unable to predict the timing of or the effect that such sales may have on the prevailing market price of our common stock.

All of the shares of common stock sold in our initial public offering will be freely tradable. With respect to our remaining outstanding shares of common stock, all of our directors and executive officers and substantially all of the holders of our common stock and securities exercisable for or convertible into our common stock, are subject to lock-up agreements that restrict their ability to transfer such securities for a period of 180 days after September 17, 2020, the date of the final prospectus for our initial public offering, subject to earlier termination commencing on the opening of trading on the second trading day immediately following our release of earnings for the quarter ending December 31, 2020, subject to certain exceptions, without the prior written consent of Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC; provided that:

•

up to 15% of the shares (including shares issuable upon exercise of vested options) held by employees and former employees (but excluding current executive officers and directors) may be sold beginning at the commencement of trading on September 18, 2020, the first trading day on which our common stock is traded on the NYSE, through September 30, 2020, which we refer to as the first release period; and

•

up to 15% of the shares issuable upon exercise of vested options held by employees, former employees, directors and officers may be sold beginning at the opening of trading on the second trading day after we announce earnings for the quarter ending September 30, 2020 through December 15, 2020, which we refer to as the second release period.

If not earlier released, the remainder all of the shares of our common stock, aside from those sold in our initial public offering, will become eligible for sale upon expiration of the lock-up period, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act of 1933, as amended, or the Securities Act.

In addition, up to 53,102,834 shares of our common stock may be issued upon exercise of outstanding stock options or upon settlement of outstanding RSUs as of June 30, 2020, and 88,912,983 shares of our common stock are available for future issuance under our 2020 Plan and our 2020 ESPP, and will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, exercise limitations, the lock-up agreements and Rule 144 and Rule 701 under the Securities Act. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

Further, based on shares outstanding as of June 30, 2020, holders of approximately 102,717,396 shares, or 39% of our capital stock have rights, subject to some conditions and the lock-up agreements described above, to require us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, the market price and trading volume of our common stock could decline.

The market price and trading volume of our common stock following the completion of our initial public offering are heavily influenced by the way analysts interpret our financial information and other disclosures. We do not have control over these analysts. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, our stock price would be negatively affected. If securities or industry analysts do not publish research or reports about our business, downgrade our common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our common stock.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.

We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our capital stock, and we do not intend to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, you may need to rely on sales of our common stock after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•

our expectations regarding our financial performance, including revenue, cost of revenue, gross profit or gross margin, operating expenses, key metrics, and our ability to achieve or maintain future profitability;

•	our ability to effectively manage our growth;

•	anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;

•	our expectations regarding the demand for real-time 3D content in gaming and other industries and our ability to increase revenue from these industries;

•	economic and industry trends;

•	our ability to increase sales of our solutions;

•	our ability to attract and retain customers;

•	our ability to expand our offerings and cross-sell to our existing customers;

•	our expectations regarding the plans announced by Apple with respect to access of advertising identifiers and related matters, and the potential impact on our financial performance;

•	our ability to maintain and expand our relationships with strategic partners;

•	our ability to continue to grow across all major global markets;

•	the effects of increased competition in our markets and our ability to successfully compete with companies that are currently in, or may in the future enter, the markets in which we operate;

•	our estimated market opportunity;

•	our ability to timely and effectively scale and adapt our solutions;

•	our ability to continue to innovate and enhance our solutions;

•

our ability to develop new products, features and use cases and bring them to market in a timely manner, and whether our customers and prospective customers will adopt these new products, features and use cases;

•	our ability to maintain, protect, and enhance our brand and intellectual property;

•	our ability to identify and complete acquisitions that complement and expand the functionality of our platform;

•	our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and globally;

•	our reliance on key personnel and our ability to attract, maintain, and retain management and skilled personnel;

•	the effects of COVID-19 or other public health crises;

•	the increased expenses associated with being a public company; and

•	the future trading prices of our common stock.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus or the documents incorporated by reference herein.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and the documents incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information, actual results, revised expectations, or incorporated by reference or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of September 10, 2020, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 3,087,213 outstanding Shares acquired by certain of our current and former employees, consultants and a former member of our board of directors upon the exercise of stock options between September 19, 2019 and September 10, 2020. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 10, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock prior to this offering on 240,028,559 shares of our common stock (including shares of our convertible preferred stock on an as-converted basis) outstanding as of September 10, 2020, unless otherwise noted.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Unity Software Inc., 30 3rd Street, San Francisco, California 94103.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering(1)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Named Selling Stockholders(2)	5,439,111	2.3%	2,931,669	2,507,422	1.0%
Ingrid Lestiyo(3)	265,625	*	108,400	157,225	*
Other Selling Stockholders(4)	114,756	*	47,144	67,612	*

*	Represents beneficial ownership of less than 1%.

(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.

(2)

Includes the following 377 named non-affiliate persons, each of whom holds at least 1,000 Shares: Joshua Aaseby, Giovanni Acosta, Ahmad Khalifa Eesa Ahmad, Daniel Alam, Jimmy Alamparambil, Corrie Allan, Keigo Ando, Tetiana Antoniuk, Jon Appelberg, Ricardo Arango, Andrei Aristarkhov, Richard Armstrong, Päivi Artiola, Cary Steven Bailey-Findley, Saurabh Baji, Rachel Ballard, Levi Bard, Na Tosha Bard, Elizabeth Baumel, Laurent Belcour, Mathieu Benard, Vanessa Bene, Anupam Bhatnagar, Julien Blais, Anne Blossom, James Bouckley, Felix Bradshaw, Daniel Brauer, Winnie Chuang Bridges, Andrew Brock, Michal Brzozowski, Adina Roxana Buculeu, Dustin Burg, Natalie Burke, Emma Butler, Michael Buttner, Yuanxing Cai, Carl Callewaert, Ryan Caltabiano, Vicky Campaert, Debra Camuti, René Carlsen, Victor Ceitelis, Philip Chacko, Stacie Chang, Mathew Tek Seong Chee, Zhongyue Chen, Vivian Cheng, Xin Yu Chia, Lukas Chodosevičius, Mark Choi, Lester Chow, Sven Erik Balle Christensen, Beeling Chua, Sergi Valls Company, Theodore Cordery, Jennifer Coryell, Philip Cosgrave, Christine Cowan, Alphonso Crawford, Alexander Curtin, Erika Dains, Melinda Day, Morgan Desvignes, Ronald Di Sandro, John Dickinson, Zachary Diller, Kremena Dimitrova, Tomas Dirvanauskas, Aleksei Dobroliubov, Robert Donovan, Ugnius Dovidauskas, Jonas Drewsen, Jesse Dugdale, Nghiep Duong, Michael Durand, Vlatko Duvnjak, Amir Ebrahimi, Veselin Efremov, Lisa Eliasson, John Elliot, Keith Ellul, Scott Farrell, Zabeullah Fazel, Nicholas Flores, Scott Flynn, Stephen Fong, Francois Fournel, Chandra Foxglove, Matthew Fuad, Ioana Galateanu, Hechen Gao, Yuan Gao, Alexander Garcia, Rohit Garg, Paolo Gavazzi, Berkcan Gecer, George Gemmill, Lov Goel, Will Goldstone, Ani Golovko, Amitkumar Gosar, Karsten Grentoft, Morwenna Griffin, Vipul Gupta, Emiliza Gutierrez, Yury Habets, Micah Hakala, Markku Halinen, Shawn Hampton, Jeffrey Hansen, Laurent Harduin, Tuomas Harju, Martin Hastrup, Xinwen He, Eric Heitz, Erik Hemming, Neil Henning, Brandon Henry, Benjamin Hervit, Ian Hirschfeld, Wei Chong Ho, Tuan and Lynn Hoang Family Trust, Jonathan Hogins, Thomas Holm, Lyndon Homewood, Agatha Hood, Oliver Howell, Paul Howell, Tai-Ting Hsieh, Fritz Huie, Kam Fai Bryan Hung, Henry Hunt, Eric Hwang, Yusuke Ikewada, Mika Isomaa, Masayuki Iwai, Palaniyandi Jawahar, Kahn Jekarl, Agnieszka Jektvik, Andrew Jenkins, Jindou Jiao, Kendrick Johnson, Adam Jones, Timothy George Jones, Alfonso Ortiz Palma Junco, Andrew Kasbari, Lauren Kearney, Andrius Keidonas, Dorian Kendal, Cody Kennedy, Kjartan Kennedy, Mads Kiilerich, Ki-jae Kim, Kaku Kindaichi, Lee Kirkpatrick who is a consultant, Stine Kjærbøll, Antti Klemetti, Stuart Knox, Peter Knudson, Michael Ko, Nobuyuki Kobayashi, Michael Kosog, Andrea Kramm,

Parthasarathy Krishnamurthy, Mohan Krishnasamy, Eva Kristiansen, Thomas Kristiansen, Thomas Krogh-Jacobsen, Leena Kuitunen, Jussi Antero Kujala, Andrius Kuznecovas, Sebastien Lagarde, Hubert Jean Francois Larenaudie, Stephane Laroche, Olivia Lau, Lindsay-Rae Lebrun, Mihail Leca, Joshua Lee, Sang Joon Lee, Sook Leng Lee, Zhenyan Leong, Jean-Philippe Leroux, Maksim Levchin who is a former member of the Registrant’s board of directors, Yao Li, Alexander Lian, Chuan Xin Lim, Mui Ngee Jenny Lim, Soong Yong Marcus Lim, Peter Lindberg, Henning Linn, Xiaoxi Liu, Ignacio Liverotti, Tin Yan Lo, Wai Pheng Loy, Andrew Luke, Jaakko Lukkari, Arun Mahendran, Kalle Manninen, Maria Marcano, Marek Marchlewicz, Mircea Marghidanu, Stefanie Matsudaira, Kazuki Matsumoto, Takayuki Matsuoka, Adam Mechtley, Juho Metsovuori, David Miller, Macy Michelle Mills, Petros Mizamidis, Afshin Moazami, Antti Moilanen, Rachel Monroe, Toshiyuki Mori, Matthew Morris, Natalie Mulay, Vivek Raju Muppalla, Frank Nagelmann, Frank Naggies, Emilie Napoly, Sarah Nelson, Jonathan Newberry, Vladimir Neykov, Whye Jhun Ng, Oliver Nicholson, Else Schou Nielsen, Felix Bryde Nielsen, Harald Nielsen, Lars Nielsen, Antti Nieminen, Janne Nikula, John Nylund, Marina Oester, Markus Ojala, Pauli Ojanen, Kjartan Olafsson, Hiroki Omae, Chi Boon Ong, Peter Edward Beach O’Reilly, Vladimir Oster, Pekka Palmu, Anup Parameswaren, Avilay Parekh, Tony Parisi, Ryan Parkinson-Faulkner, Lasse Jon Fuglsang Pedersen, Florian Gerhard Penzkofer, Thomas Harkjaer Petersen, Hugues Antoine Daniel Plouvier, Dimitrios Polymenos, Eva Poppe, Paulius Puodžiūnas, William Ramsour, Julian Randall, Elizabeth Rankich, Rajiv Rao, Silvia Rasheva, Niels Rasmussen, Christopher Ream, Christophe Riccio, Salvatore Riniolo, Iain Robertson, Daniel Robledo, Zoraida Rodriguez, Adam Rosenfield, John Rowland, Mikhail Sakhnov, Kaisa Salakka, Poul Sander, Sophie Sandie, Trevor Santarra, Laetitia Santore, Bipen Sasi, Kenichi Sato, Valentin Sattinger, James Graham S. Saulnier, Joseph Scheinberg, Matthew Schell, Derrick Schneider, Simon Schossleitner, Stefan Schubert, Daniel Schuller, Kristoffer Schultz, Alana Selkowitz, Rasmus Moller Selsmark, Eduardo Teodoro Oriz Seral, Jaakko Setälä, Adnan Shammout, Benjamin Shatford, Ramakrishna Shenai, Ronald Shepherd, Jacob Shriar, Julie Shumaker, Anton Sibilev, Teemu Sidoroff, Georgi Simeonov, Scott Simpson, Satinder Singh, Charlie Sinhaseni, Manish Sirdeshmukh, Samuli Söderlund, Sho Someya, Sungwoo Son, Leo Soong, Peter Stemwedel, Sean Stolberg, James Stone, Katrina Strafford, Sarah Stumbo, Erik Suddath, Jun Won Suh, Stephen Sullivan, Subramanian Sundaram, Anna Rosa Szeto, Jayendra Tailor, Keijiro Takahashi, Pei Leng Tan, Wendy Woon Li Tan, Amy Tang, Antti Tapaninen, Xiao Ping Rebekah Tay, Chun Neng Tham, Felix The, Alex Thibodeau, Alexandre Thibodeau, Jenna Thomas, Martin Eric Gunnar Thorzen, Peiken Tien, Karl Tigges, TKJ Holding ApS, Anne-Marie Torpe, Shinobu Toyoda, Daniel Trinh, Marco Trivellato, Illia Turshatov, Christopher Tzong Tuan, Adrian Turcanu, Kevin MacAulay Vacheresse, Luc Vo Van, Kenneth Vanhoey, Tuomas Vapaavuori, Robert Vawter, Linh Vu, Vladimir Vukicevic, Clare Walkling, Sara Wallman, Bradley Weiers, Qing Wei, Daniel Weighton, Ville Weijo, Markus Lorenz Wiedemann, Shawn White, Michael Wilkinson, Christopher Williams, Morrissey Williams, Edward Wills, Scott Wise, Alycia Wong, Robin Woodbury, Jia Xu, Ella Xue, Leo Shiin Paan Yaik, Yishu Yan, Yohei Yanase, Fu Chen Julie Yap, Yuji Yasuhara, April Yep, Kenn Yuen, Brandon Zarzoza, Yao Zhai, Pengfei Zhang, Shu Zhang, Han Zhao, Wenhong Zhu, Victoria Zigelman, Tautvydas Zilys and Baojing Zuo. Each of these persons beneficially owns less than 1% of our common stock.

(3)

Consists of (i) 108,400 shares of our common stock held of record by are by The Flynn-Lestiyo Living Trust, which are being offered hereby, and (ii) 157,225 shares of our common stock issuable to Ms. Lestiyo upon the exercise of options within 60 days of September 10, 2020. Ms. Lestiyo, our executive officer, is a trustee of the The Flynn-Lestiyo Living Trust.

(4)

Includes 91 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our common stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Cooley LLP, San Francisco, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2018 and 2019, and for each of the two years in the period ended December 31, 2019, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No.  2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 16, 2020 (File No. 333-248255), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•

The Registrant’s Prospectus to be filed on or about September 18, 2020 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-248255).

•

The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on September 9, 2020 (File No. 001-39497) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.unity.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Unity Software Inc., Attention: General Counsel, 30 3rd Street, San Francisco, California 94103, (415) 539-3162.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No.  2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 16, 2020 (File No. 333-248255), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•

The Registrant’s Prospectus to be filed on or about September 18, 2020 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-248255).

•

The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on September 9, 2020 (File No. 001-39497) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The Registrant’s amended and restated certificate of incorporation contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors are not personally liable to it or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the DGCL.

In addition, the Registrant’s amended and restated bylaws provide that it will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of its directors or officers or is or was serving at its request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws provide that it may indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of its employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that the Registrant has entered into or will enter into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees or other agents or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by it to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended and currently in effect.	S-1	333-248255	3.1	August 24, 2020

4.2	Amended and Restated Bylaws of the Registrant, as amended and currently in effect.	S-1	333-248255	3.2	August 24, 2020

4.3	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective immediately prior to the completion of the Registrant’s initial public offering.	S-1/A	333-248255	3.3	September 9, 2020

4.4	Form of Amended and Restated Bylaws of the Registrant, to be effective immediately prior to the completion of the Registrant’s initial public offering.	S-1/A	333-248255	3.4	September 9, 2020

4.5	Specimen common stock certificate of the Registrant.	S-1/A	333-248255	4.1	September 9, 2020

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	Unity Software Inc. 2009 Stock Plan and related form agreements.	S-1	333-248255	10.2	August 24, 2020

99.2	Unity Software Inc. 2019 Stock Plan and related form agreements.	S-1	333-248255	10.3	August 24, 2020

*	Filed herewith.

Item 9.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 18, 2020.

UNITY SOFTWARE INC.

By:	/s/ John Riccitiello
John Riccitiello
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Riccitiello and Ruth Ann Keene, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Riccitiello John Riccitiello	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 18, 2020

/s/ Kimberly Jabal Kimberly Jabal	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 18, 2020

/s/ Roelof Botha Roelof Botha	Director	September 18, 2020

/s/ Mary Schmidt Campbell Mary Schmidt Campbell, Ph.D.	Director	September 18, 2020

/s/ Egon Durban Egon Durban	Director	September 18, 2020

/s/ David Helgason David Helgason	Director	September 18, 2020

/s/ Alyssa Henry Alyssa Henry	Director	September 18, 2020

/s/ Barry Schuler Barry Schuler	Director	September 18, 2020

/s/ Robynne Sisco Robynne Sisco	Director	September 18, 2020

/s/ Luis Felipe Visoso Luis Felipe Visoso	Director	September 18, 2020